Exhibit 10.21

FOURTH AMENDMENT

TO THE

EARLE M. JORGENSEN

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective as of April 1, 2001)

THIS FOURTH AMENDMENT, by EARLE M. JORGENSEN COMPANY (the “Company”), to the Earle M. Jorgensen Employee Stock Ownership Plan (As Amended and Restated Effective as of April 1, 2001) (the “Plan”) is effective as of April 1, 2003 or such other date as indicated herein.

WITNESSETH:

WHEREAS, the Company has previously adopted certain good faith amendments required under the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) that were implemented under the Plan effective for periods beginning on and after January 1, 2002 and that had to be adopted by the end of the GUST remedial amendment period for the Plan; and

WHEREAS, the Company now considers it desirable to adopt the rest of the applicable EGTRRA amendments for its plan as well as to implement an extension of the special additional diversification period previously permitted on a one time basis under the Plan.

NOW, THEREFORE, this amendment of the Plan is hereby adopted to reflect a good faith amendment of those additional provisions of EGTRRA that were not previously addressed as well as to establish an ongoing extra diversification program under the Plan.  With respect to the EGTRRA provisions, this amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and the Internal Revenue Service guidance thereunder.  This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment.

I.

Section 2 of the Plan is hereby amended by adding the following to the end of the definition of “Compensation” as a part thereof:

“For the Plan Year beginning April 1, 2003, the adjusted amount   is $200,000.”

II.

Section 2 of the Plan is hereby further amended by substituting the following for the definition of “Statutory Compensation” where it appears therein:

“The total remuneration paid to an Employee by the Employer during the Plan Year for personal services rendered to the Employer, excluding employee contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits, and including any Company Salary Reduction Contributions made on behalf of an Employee for the Plan Year to the ECAP and effective for Plan Years beginning on and after April 1, 2001, pre-tax amounts contributed under a Section 132(f) transportation fringe plan.”

III.

Section 7 of the Plan is hereby amended effective for Plan Years beginning on and after April 1, 2003 by substituting “100%” for “25%” where it appears therein and by substituting “$40,000” for “$30,000” where it appears therein.

IV.

Section 12 of the Plan is hereby amended by adding the following new paragraph (f) to the end as a part thereof:

“(f)   Minimum Distribution Requirements Beginning January 1, 2003.

1.             General Rules.

(A)          Effective Date.  The provisions of this Section 12(f) will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(B)           Coordination with Minimum Distribution Requirements Previously in Effect.  To the extent applicable, required minimum distributions for 2002 under this Section 12(f) will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 12(f) equals or exceeds the required minimum distributions determined under this Section 12(f), then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 12(f) is less than the amount determined under this Section 12(f), then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section 12(f).  This Section 12(f)(1)(B) does not apply.

(C)           Precedence.  The requirements of this Section 12(f) will take precedence over any inconsistent provisions of the Plan.

(D)          Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 12(f) will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(E)           TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section 12(f), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

2.             Time and Manner of Distribution.

(A)          Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(B)           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)            If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)           If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this provision will apply as if the surviving Spouse were the Participant.

(iii)          If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)          If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 12(f)(2)(B), other than Section 12(f)(2)(i)(2)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 12(f)(2)(B) and Section 12(f)(4) below, unless Section 12(f)(2)(B) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 12(f)(2)(B)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 12(f)(2)(B)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 12(f)(2)(B)(i), the date distributions are considered to begin is the date distributions actually commence.

(C)           Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 12(f)(3) and (4). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

3.             Required Minimum Distributions During Participant’s Lifetime.

(A)          Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)            the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)           if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(B)           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 12(f) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

4.             Required Minimum Distributions After Participant’s Death.

(A)          Death On or After Date Distributions Begin.

(i)            Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(a)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)           If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(c)           If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)           Death Before Date Distributions Begin.

(i)            Participant Survived by Designated Beneficiary. To the extent Section 12(f)(2)(B)(ii) does not contain the ‘five-year rule,’ if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 12(f)(4)(A).

(ii)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)          Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 12(f)(2)(B)(i), this Section 12(f)(4)(B) will apply as if the surviving Spouse were the Participant.

5.             Definitions.

(A)          Designated Beneficiary. The individual who is designated as the Beneficiary under Section 12 and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(B)           Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 12(f)(2)(B). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(C)           Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(D)          Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(E)           Required beginning date. The date specified in Section 12(c).”

V.

Section 13 of the Plan is hereby amended by adding the following new Section 13(d) at the end as a part thereof:

“(d)         Diversification Extension.  Notwithstanding anything contained in the Plan to the contrary, effective for Plan Years beginning on and after April 1, 2002, a Participant who was previously eligible to elect to diversify Post-1986 Shares under part (a) of this Section 13 and who did not elect to so diversify the entire amount eligible for diversification during the six year diversification period applicable to such Participant (and who is now ineligible to make any election under part (a) of this Section 13) or who has had additional shares contributed to his Account after the diversification period under part (a) of this Section 13, shall be permitted to elect to diversify up to 50% of the number of Post-1986 Shares allocated to his Company Stock Account, PAYSOP Account and Matching Account since the inception of the Plan, the Kilsby ESOP, the Republic ESOP or the ECAP less all shares with respect to which amounts have previously been diversified under part (a) of Section 13.  An election to “diversify” must be made on the prescribed form and filed with the Committee within the 90-day period immediately following the Allocation Date of a Plan Year. For the Plan Year ending March 31, 2002, such election must be received by the Plan Administrator no later than February 28, 2003.  “Diversification” under this part (d) will be effected by distributing to Participants (in shares of Company Stock, cash or a combination of both, as determined by the Committee) the portion of their

Company Stock Accounts, PAYSOP Accounts and Matching Accounts with respect to which a diversification election set forth herein is made.  Any distribution shall occur within 90 days after the election hereunder is made and shall be subject to the provisions of Section 14(c).”

VI.

Section 18 of the Plan is hereby amended by adding the following to the end as a part thereof:

“18.         Claims Procedure for Claims Made On and After January 1, 2002

(a)           Definitions.  For purposes of this Section 18, the following words or phrases in quotes when capitalized will have the meaning set forth below:

(1)           “Adverse Benefit Determination” means a denial, reduction or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the Plan.

(2)           “Claim” means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan’s procedures for filing Claims, as described in this Section 18.  For this purpose, an inquiry or request for reconsideration made under the Plan’s established administrative procedures will not constitute a Claim.

(3)           “Claimant” is defined in Section 14.3(b)(2).

(4)           “Notice” or “Notification” means the delivery or furnishing of information to an individual in a manner that satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.

(5)           “Relevant Documents” include documents, records or other information with respect to a Claim that:

(A)          were relied upon by the Claims Administrator in making the benefit determination;

(B)           were submitted to, considered by or generated for, the Claims Administrator in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon by the Claims Administrator in making the benefit determination;

(C)           demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

(D)          constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant’s circumstances, without regard to whether such advice was relied upon by the Claims Administrator in making the benefit determination.

(b)           Procedure for Filing a Claim.  In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (1) and (2) of this paragraph (b).

(1)           Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Claims Administrator) and delivered, along with any supporting comments, documents, records and other information, to the Claims Administrator in person, or by mail postage paid, to the address for the Claims Administrator provided in the Summary Plan Description.

(2)           Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each of whom will be referred to in this section as a “Claimant”).  However, the Claims Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.

(c)           Initial Claim Review.  The initial Claim review will be conducted by the Claims Administrator, with or without the presence of the Claimant, as determined by the Claims Administrator in its discretion.  The Claims Administrator will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant and any other information it deems relevant.  In reviewing the Claim, the Claims Administrator will also consider and be consistent with prior determinations of Claims from other Claimants who were similarly situated and which have been processed through the Plan’s claims and appeals procedures within the past 24 months.

(d)           Initial Benefit Determination.

(1)           The Claims Administrator will notify the Claimant of the Claims Administrator’s determination within a reasonable period of time, but in any event (except as described in paragraph (2) below) within 90 days after receipt of the Claim by the Claims Administrator.

(2)           The Claims Administrator may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial 90 day period, of circumstances requiring the extension of time and the date by which the Claims Administrator expects to render a decision.

(e)           Manner and Content of Notification of Adverse Benefit Determination.

(1)           The Claims Administrator will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination, in accordance with applicable Department of Labor regulations.

(2)           The Notification will set forth in a manner calculated to be understood by the Claimant:

(A)          The specific reason or reasons for the Adverse Benefit Determination;

(B)           Reference to the specific provision(s) of the Plan on which the determination is based;

(C)           Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary;

(D)          A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

(f)            Procedure for Filing a Review of an Adverse Benefit Determination.

(1)           Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Claims Administrator within 60 days after receipt of the Notice of the Adverse Benefit Determination.  Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan.  The appeal must be in writing utilizing the appropriate form provided by the Claims Administrator (or in such other manner acceptable to the Claims Administrator); provided, however, that if the Claims Administrator does not provide the appropriate form, no particular form is required to be utilized by the Participant.  The appeal must be filed with the Claims Administrator at the address listed in the Summary Plan Description.

(2)           A Claimant will have the opportunity to submit written comments, documents, records and other information relating to the Claim.

(g)           Review Procedures for Adverse Benefit Determinations.

(1)           The Claims Administrator will provide a review that takes into account all comments, documents, records and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(2)           The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

(3)           The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

(h)           Timing and Notification of Benefit Determination on Review.  The Claims Administrator will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant’s request for review, unless the Claims Administrator determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination.  If the Claims Administrator determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period.  If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Claims Administrator is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

(i)            Manner and Content of Notification of Benefit Determination on Review.

(1)           The Claims Administrator will provide a written or electronic Notice of the Plan’s benefit determination on review, in accordance with applicable Department of Labor regulations.

(2)           The Notification will set forth:

(A)          The specific reason or reasons for the Adverse Benefit Determination;

(B)           Reference to the specific provision(s) of the Plan on which the determination is based;

(C)           A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

(D)          A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

VII.

Section 21 of the Plan is hereby amended by adding the following new subparagraph (f) to the end as a part thereof:

“SECTION 21(f).  MODIFICATION OF TOP-HEAVY RULES

(1)           Effective date. This Section shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Section 21 of the plan.

(2)           Determination of top-heavy status.

(a)           Key employee.  Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)           Determination of present values and amounts.  This Section 2.(b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(i)            Distributions during year ending on the determination date.  The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)           Employees not performing services during year ending on the determination date.  The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(3)           Minimum benefits.

(a)           Matching contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b)           Contributions under other plans.  The employer may provide in the adoption agreement that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).”

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized officer as of the 16th day of January, 2003.

EARLE M. JORGENSEN COMPANY

By:	/s/ WILLIAM S. JOHNSON

Name:	William S. Johnson

Title:	Vice President, Chief Financial Officer and Secretary

Date:	January 16, 2003